SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934




                              January 7, 2000
_____________________________________________________________________________
                     (Date of earliest event reported)



                     Independence Community Bank Corp.
_____________________________________________________________________________

           (Exact name of registrant as specified in its charter)


        Delaware                   0-23229              13-3387931
____________________________________________________________________________

(State or other jurisdiction  (Commission File Number)   (IRS Employer
of incorporation)                                        Identification No.)


195 Montague Street, Brooklyn, New York                     11201
____________________________________________________________________________
(Address of principal executive offices)                 (Zip Code)


                               (718) 722-5300
_____________________________________________________________________________
             (Registrant's telephone number, including area code)


                          Not Applicable
_____________________________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)


ITEM 5.  Other Events
         ____________


    Effective as of January 7, 2000 (the "Effective Time"), Independence Community Bank Corp., a Delaware corporation (the "Company"), completed its acquisition of Statewide Financial Corp., a New Jersey corporation ("Statewide"), pursuant to the Agreement and Plan of Merger dated as of April 12, 1999, between the Company and Statewide (the "Agreement"). As part of the acquisition, Statewide's wholly owned subsidiary, Statewide Savings Bank, S.L.A., a New Jersey-chartered savings and loan association ("Statewide Bank"), merged with and into the Company's wholly owned subsidiary, Independence Community Bank, a New York-chartered stock savings bank ("ICB"), pursuant to the Agreement of Merger dated as of November 4, 1999 between ICB and Statewide Bank (the "Bank Merger Agreement," a copy of which is attached hereto as Exhibit 2.2).

    Under the terms of the Agreement, the merger consideration consists of approximately 4,194,496 shares of Company common stock and approximately $51.5 million based upon 4,073,777 shares of Statewide common stock
outstanding as of the completion of the acquisition.   As  a result of the
election procedures provided for under the Agreement and in accordance with the terms of the formula set forth in the Agreement, each Statewide stockholder who submitted a valid election for stock consideration received
2.0700 shares of Independence common stock for each share of Statewide common stock, plus cash in lieu of any fractional shares, and each Statewide stockholder who submitted a valid election for cash consideration received $25.14 per share of Statewide common stock. To the extent that any Statewide stockholders elected to receive some combination of stock and cash consideration in exchange for their shares of Statewide common stock, such individuals received the entire portion of their stock election in the form of 2.0700 shares of Independence common stock for each share of Statewide common stock, plus cash in lieu of any fractional shares, and the cash portion of their election at the rate of $25.14 per share of Statewide common stock. The remaining shares of Statewide common stock for which valid elections were not submitted have been converted into the right to receive on a pro rata basis $25.14 in cash for approximately 53% of the shares not tendered and 2.0700 shares of Independence common stock for each remaining share of Statewide common stock, plus cash in lieu of any fractional shares. Fractional shares are being satisfied using a value of $12.1469 per share.

    At the Effective Time, each outstanding option to purchase Statewide common stock (each a "Statewide Option"), at the election of the individual holders of the Statewide Options either were: (i) canceled and all rights thereunder extinguished in consideration for which Statewide paid an amount determined by multiplying the number of shares of Statewide common stock underlying such Statewide Option by an amount equal to the excess (if any) of $25.14 over the exercise price of each Statewide Option; or (ii) converted automatically into an option to purchase shares of Company common stock in accordance with the terms set forth in the Agreement.

    The cash portion of the merger consideration was obtained by the Company in the form of a dividend from ICB.



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
ITEM 7.  Exhibits
         ________



         Exhibit Number           Description
         ______________           ___________


              2.1            Agreement and Plan of Merger between
                             Independence Community Bank Corp. and
                             Statewide Financial Corp. dated April 12,
                             1999*

              2.2 Agreement of Merger between Independence Community Bank and Statewide Savings Bank, S.L.A. dated November 4, 1999

              99             Press Release dated January 7, 2000


                  * Incorporated by reference from the Company's Registration Statement on Form S-4 (File No. 333-86349) initially filed on September 1, 1999.



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                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  INDEPENDENCE COMMUNITY BANK CORP.



Date:  January 24, 1999           By:   /s/ John K. Schnock
                                        _________________________________
                                        John K. Schnock
                                        Senior Vice President and Counsel


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